Exhibit 13

EXECUTIVE OFFICERS AND

MEMBERS OF THE CONSEIL D’ADMINISTRATION

OF

AXA ASSURANCES VIE MUTUELLE

The names of the Members of the Board of Directors and of the Executive Officers of AXA Assurances Vie Mutuelle and their business addresses and principal occupations are set forth below. If no address is given, the Member’s or Executive Officer’s business address is that of AXA Assurances Vie Mutuelle at 313, Terrasses de l’Arche, 92727 Nanterre Cedex, France. Unless otherwise indicated, each occupation set forth opposite an individual’s name refers to AXA Assurances Vie Mutuelle and each individual is a citizen of the Republic of France.

Name, Business Address	Present Principal Occupation
* Henri de Castries AXA 25, avenue Matignon 75008 Paris France	Chairman of the Board of Directors of AXA Assurances Vie Mutuelle

* Isabelle Azemard 3, Bld Pershing 75017 Paris France	Managing Partner of SARL RTDE Conseil

* Catherine Baron 13 avenue de général de Gaulle Bt 9 résidence de Villebon 91140 Villebon sur Yvette France	Manager of the network of pharmacies and consultant in charge of the policy of health related products

* Jean-Louis Bertrand Espace 2 Méditerrannée Résidence Grand Parc Bâtiment B BP 137 66000 Perpignan	General insurance agent

* Hubert Fabre SCP Rozés, Fabre et Associés 9, rue de Villersexel 75007 Paris France	Notary

* Octave Manset 75, rue de la Tour 75016 Paris France	Vice-Chairman of the Board of Directors of AXA Assurances Vie Mutuelle

* Alain de Marcellus Cap Gemini 11, rue de Tilsit 75017 Paris France	Director of Financial Services of Cap Gemini Group

* François Martineau Lussan / Societe d’avocats 282, boulevard Saint Germain 75007 Paris France	Attorney at law (France)

* Jacques de Peretti	Chairman & Chief Executive Officer of AXA France

* Jean-Claude Puerto Salavert UCAR 10, rue Louis Pasteur 92100 Boulogne Billancourt France	Chairman and Chief Executive Officer of UCAR

* Olivier Riché 47, rue de Verneuil 75007 Paris France	Member of the Management Board of Foncière de Paris Company

Matthieu Bébéar	Chief Executive Officer—non Director of AXA Assurances Vie Mutuelle

Amaury de Warenghien	Deputy Chief Executive Officer—non Director of AXA Assurances Vie Mutuelle

Sandrine Duchêne	Deputy Chief Executive Officer—non Director of AXA Assurances Vie Mutuelle

*	Director